UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 23, 2009

Date of Report (Date of earliest event reported)

ZYMOGENETICS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-33489	91-1144498
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Eastlake Avenue East Seattle, Washington	98102-3702
(Address of principal executive offices)	(Zip Code)

(206) 442-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 23, 2009, ZymoGenetics, Inc. (“ZymoGenetics”) and Novo Nordisk A/S (“Novo Nordisk”) restructured, as of January 16, 2009, their relationship as it relates to IL-21. As part of the restructuring, ZymoGenetics and Novo Nordisk entered into a License and Transfer Agreement for IL-21 Protein and terminated their Collaborative Data Sharing and Cross-License Agreement for IL-21 Protein. As a result of the restructured relationship, ZymoGenetics now has worldwide development and commercialization rights for the IL-21 protein.

Under the License and Transfer Agreement for IL-21 Protein, Novo Nordisk grants to ZymoGenetics an exclusive license outside North America to the intellectual property rights that Novo Nordisk previously licensed or developed relating to the IL-21 protein. A comparable license in North America under the Collaborative Data Sharing and Cross-License Agreement for IL-21 Protein survives the termination described below. In addition, Novo Nordisk agrees to transfer to ZymoGenetics all manufacturing processes developed and its existing stock of IL-21 protein. ZymoGenetics will pay Novo Nordisk a single digit royalty on net sales outside North America for products containing the IL-21 protein together with approval milestone fees and one sales-based milestone fee. In addition, ZymoGenetics will pay Novo Nordisk a portion of any third party license fees above a certain threshold. The term of the License and Transfer Agreement for IL-21 Protein began as of January 16, 2009 and will continue for so long as there is an obligation to pay royalties. The obligation to pay royalties under the License and Transfer Agreement for IL-21 Protein will continue on a country-by-country basis until the date on which no valid patent claims relating to a product exist or, if the product is not covered by a valid patent claim, 12 years from the date of first sale of the product.

The foregoing summary is qualified in its entirety by reference to the text of the License and Transfer Agreement for IL-21 Protein, which is expected to be filed with ZymoGenetics’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

Item 1.02	Termination of a Material Definitive Agreement.

On January 23, 2009, ZymoGenetics and Novo Nordisk agreed to terminate, as of January 16, 2009, the Collaborative Data Sharing and Cross-License Agreement for IL-21 Protein, dated August 11, 2005. Under the terms of this agreement, the parties had been collaborating to develop and execute a global clinical development plan for the IL-21 protein to achieve regulatory approval of a common product in the parties’ respective territories. ZymoGenetics’ access to data generated by Novo Nordisk and the exclusive license in North America to the intellectual property rights that Novo Nordisk developed relating to the IL-21 protein survives termination.

Certain other relationships between ZymoGenetics and Novo Nordisk are described in the Form 10-K filed by ZymoGenetics with the Securities and Exchange Commission on February 29, 2008, which descriptions are incorporated herein by reference.

Item 8.01	Other Events.

On January 28, 2009, ZymoGenetics issued a press release relating to the restructured relationship with Novo Nordisk, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	ZymoGenetics, Inc. press release dated January 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYMOGENETICS, INC.

Date: January 28, 2009	By:	/s/ James A. Johnson
James A. Johnson
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	ZymoGenetics, Inc. press release dated January 28, 2009.